Exhibit 99.5

RISK FACTORS

Our business is subject to many risks. The following are material factors known to us that could have a material adverse effect on our business, reputation, operating results, industry, financial position, or future financial performance. The following risks, along with the other risk factors described in our Annual Report on Form 10-K for the year ended January 30, 2021, should be considered in evaluating an investment in our Company.

Unless otherwise stated or the context otherwise indicates, references in these Risk Factors to “iMedia,” the “Company,” “we,” “us” or “our” refer to iMedia Brands, Inc., a Minnesota corporation, and references to the “Purchase Agreement” refer to that certain Sale and Purchase Agreement relating to 1-2-3.tv Group with Emotion Invest GmbH & Co. KG, BE Beteiligungen Fonds GmbH & Co. geschlossene Investmentkommanditgesellschaft, and Iris Capital Fund II (collectively, the “Sellers”) and SCUR-Alpha 1359 GmbH (to be renamed iMedia&123tv Holding GmbH), a wholly-owned subsidiary of the Company (the “Subsidiary”), pursuant to which the Subsidiary intends to purchase and acquire from the Sellers (the “Acquisition”) all of the issued and outstanding equity interests of 123tv Invest GmbH, a limited liability company organized under the laws of Germany, and 123tv Holding GmbH, a limited liability company organized under the laws of Germany (collectively with their direct and indirect subsidiaries, the “1-2-3.tv Group”).

Risks Related to the Acquisition

Failure to consummate the Acquisition as currently contemplated or at all could adversely affect the price of our common stock and our future business and financial results.

Completion of the Acquisition is subject to the satisfaction of a number of conditions, including obtaining certain German and Austrian regulatory approvals and the Company’s completion of a financing in the amount of not less than EUR 62.0 million ($73.3 million based on the September 13, 2021 exchange rate). We cannot guarantee when or if these conditions will be satisfied or that the Acquisition will be successfully completed. The consummation of the Acquisition may be delayed or on terms different than those contemplated by the Purchase Agreement, or the Acquisition may not be consummated at all. If the Acquisition is not completed or is delayed, or is completed on different terms than as contemplated by the Purchase Agreement, our business operations and financial conditions will be adversely affected and subject to a variety of other risks, including the following:

•	our shareholders may be prevented from realizing the anticipated benefits of the Acquisition;

•	the market price of our common stock could decline significantly;

•	reputational harm due to the adverse perception of any failure to successfully complete the Acquisition;

•	incurrence of substantial costs relating to the proposed Acquisition, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

•	our management’s and employees’ attention may be diverted from our day-to-day business and operational matters as a result of efforts relating to attempting to consummate the Acquisition.

Any delay in the consummation of the Acquisition or any uncertainty about the consummation of the Acquisition on terms other than those contemplated by the Purchase Agreement, or if the Acquisition is not completed or is delayed, could materially adversely affect our business, financial results and share price.

Estimates as to the future value or performance of the Company after the Acquisition are inherently uncertain. You should not rely on such estimates without considering all of the information contained or incorporated by reference into this Current Report on Form 8-K.

Any estimates as to the future value or performance of the Company after the Acquisition are inherently uncertain and subject to risks. The future value or performance of the Company will depend upon, among other factors, the Company’s ability to achieve projected revenue and earnings expectations; realize the anticipated synergies; integrate the new business operations successfully and timely; and execute our business strategies for the combined companies in accordance with our plans, all of which are subject to the risks and uncertainties described in this Current Report on Form 8-K, including these risk factors. Accordingly, you should not rely upon any estimates as to the future value of the Company, whether made before or after the date of this Current Report on Form 8-K, without considering all of the information contained or incorporated by reference into this Current Report on Form 8-K.

Unanticipated costs relating to the Acquisition could reduce our future earnings per share.

We have incurred substantial legal, accounting, financial advisory and other costs, and our management has devoted considerable time and effort in connection with the Acquisition. If the Acquisition is not completed, we will bear certain fees and expenses associated with the Acquisition without realizing the benefits of the Acquisition. If the Acquisition is completed, we expect to incur substantial expenses in connection with integrating the business, operations, network, systems, technologies, policies, accounting controls and procedures of the two companies. The fees and expenses may be significant and could have an adverse impact on our results of operations.

We believe that we have reasonably estimated the likely costs of integrating the operations of 1-2-3.tv Group, and the incremental costs of operating after the Acquisition. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the Company. If unexpected costs are incurred, the Acquisition could have a negative effect on our earnings per share and may not produce the anticipated financial benefits. In other words, if the Acquisition is completed, the earnings per share of our common stock could be less than anticipated or even less than if the Acquisition had not been completed.

The market price of our common stock may decline as a result of the Acquisition and the market price of our common stock after the consummation of the Acquisition may be affected by factors different from those affecting the price of our common stock before the Acquisition.

The market price of our common stock may decline as a result of the Acquisition if we do not achieve the perceived benefits of the Acquisition or the effect of the Acquisition on our financial results is not consistent with the expectations of financial or industry analysts. Moreover, certain of our shareholders may not perceive benefits of the Acquisition that outweigh the risks to our company of completing the acquisition.

In addition, our business and the business of 1.2.3.tv Group differ. As a result, while we expect to benefit from certain synergies following the Acquisition, we may also encounter new risks and liabilities associated with these differences. Upon announcement of the Acquisition or following the Acquisition, our shareholders may not wish to continue to invest in us, or for other reasons may wish to dispose of some or all of our common stock. If, following the announcement or effective time of the Acquisition, large amounts of our common stock are sold, the price of our common stock could decline.

Further, our results of operations and the market price of our common stock may be affected by factors different from those currently affecting the independent results of operations of 1.2.3.tv Group. Accordingly, our and 1.2.3.tv Group’s historical financial results may not be indicative of these matters for us after the Acquisition.

The Acquisition is subject to the receipt of consents and approvals from governmental authorities that may delay the date of completion of the Acquisition or impose conditions that could have an adverse effect on us.

Before the Acquisition may be completed, various approvals, waivers or consents must be obtained, including from certain German and Austrian regulatory authorities. Satisfying the requirements of these governmental authorities may delay the date of completion of the Acquisition. In addition, these governmental authorities may include conditions on the completion of the Acquisition, or require changes to the terms of the Acquisition. While we and the Sellers do not currently expect that any such conditions or changes would result in a material adverse effect on us, there can be no assurance that they will not, and such conditions or changes could have the effect of delaying or terminating completion of the Acquisition, or imposing additional costs on or limiting our revenues following the Acquisition, any of which might have a material adverse effect on us following the Acquisition. The parties are not obligated to complete the Acquisition should any regulatory approval contain a condition, restriction or requirement.

If the Acquisition is not consummated by January 13, 2022, we or the Sellers may terminate the Acquisition agreement.

Either we or the Sellers may terminate the Purchase Agreement under certain circumstances, including if the Acquisition has not been consummated by January 13, 2022. In the event the termination is due to the failure of our company to complete a financing raising at least EUR 62.0 million ($73.3 million based on the September 13, 2021 exchange rate) within 75 days of the execution date of the agreement, we will owe the Sellers an aggregate of EUR 2.0 million ($2.4 million based on the September 13, 2021 exchange rate) in liquidated damages.

The unaudited pro forma financial data included in this Current Report on Form 8-K is illustrative only, and may differ materially from 1.2.3.tv Group’s actual financial position and results of operations after the Acquisition.

The unaudited pro forma financial data in this Current Report on Form 8-K is presented for illustrative purposes only and is not necessarily indicative of what 1.2.3.tv Group’s actual financial position or results of operations would have been had the Acquisition been completed on the dates indicated. The pro forma financial data reflects adjustments, which are based on preliminary estimates, to record 1.2.3.tv Group’s identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this Current Report on Form 8-K is preliminary and final allocation of the purchase price will be based on the actual purchase price and the fair value of the assets and liabilities of 1.2.3.tv Group as of the date of the completion of the Acquisition. As a result, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this Current Report on Form 8-K.

If the Acquisition is consummated, the Company’s operations would expand into international markets, including Germany and Austria, which will expose us to significant new risks.

The Acquisition will expand our operations to Germany and Austria, which requires significant resources and management attention and subjects us to legislative, judicial, accounting, regulatory, economic, and political risks in addition to those we already face in the United States. We have no current experience operating internationally. There are significant risks and costs inherent in doing business in international markets, including:

•	difficulty establishing, staffing and managing international operations and the increased operations, travel, infrastructure, including establishment of local delivery service and customer service operations, and legal compliance costs associated with locations in different countries or regions;

•	the need to vary pricing and margins to effectively compete in international markets;

•	the need to adapt and localize products for specific countries, including obtaining rights to third-party intellectual property used in each country;

•	misjudging the markets and competitive landscape of foreign jurisdictions;

•	increased competition from local competitors;

•	the ability to protect and enforce intellectual property rights abroad;

•	the need to offer content and customer support in various languages;

•	difficulties in understanding and complying with local laws, regulations, and customs in other jurisdictions;

•	compliance with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act by us, our employees, and our business partners;

•	complexity and other risks associated with current and future (including changing) legal requirements in other countries, including legal requirements related to consumer protection, consumer product safety, and data privacy frameworks, such as the E.U. General Data Protection Regulation;

•	difficulties in integrating and coordinating with international practices, operations and employee cultures with those in the U.S.;

•	greater potential for corruption and bribery;

•	varying levels of internet technology adoption and infrastructure, and increased or varying network and hosting service provider costs;

•	tariffs and other non-tariff barriers, such as quotas and local content rules, as well as tax consequences including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;

•	increased financial accounting and reporting burdens and complexities;

•	fluctuations in currency exchange rates and the requirements of currency control regulations, which might restrict or prohibit conversion of other currencies into U.S. dollars; and

•	political or social unrest or economic instability, terrorist attacks and security concerns in general in a specific country or region in which we operate.

The occurrence of any one of these risks could negatively affect our international business and, consequently, our results of operations generally. Additionally, operating in international markets also requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required in establishing, acquiring, or integrating operations in other countries will produce desired levels of revenues or profitability.

The extent to which the COVID-19 outbreak and measures taken in response thereto in international markets in which we would operate could impact our business, results of operations and financial condition and will depend on on-going and future developments and outcomes, which are highly uncertain and cannot be predicted.

Our business operations and financial results internationally may be adversely impacted by health epidemics, pandemics, and similar outbreaks. Despite our efforts to manage these impacts, their ultimate impact also depends on factors beyond our knowledge or control, including the duration and severity of any such outbreak and actions taken to contain its spread and mitigate its public health effects. Governments in international markets in which we will operate may impose restrictions on our operations that are more extensive and harmful to us than in the U.S.

The COVID-19 pandemic could have adverse impacts on our international business operations by limiting our employees’ ability to work and travel (including between the U.S. and our international locations), disrupting our third-party technology providers, or causing internal operational workflow to change, among other potentially unforeseen circumstances given the unprecedented and rapidly evolving situation.

Additionally, the COVID-19 pandemic may continue to cause significant disruptions and changes in the economic or political conditions in international markets in which we operate. This may cause significant volatility in demand for our products due to, among other adverse impacts, disruption and downturns in our programming and supply chains or our customers’ ability to pay for products sold by our company when due or in full.

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